Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

June 5, 2020

Core-Mark Holding Company, Inc.

Core-Mark International, Inc.

Core-Mark Midcontinent, Inc.

Core-Mark Interrelated Companies, Inc.

Core-Mark Distributors, Inc.

1500 Solana Boulevard, Suite 3400

Westlake, Texas 76262

Ladies and Gentlemen:

We have acted as counsel to Core-Mark Holding Company, Inc., a Delaware corporation (the “Company”), the guarantor listed on Schedule 1 hereto (the “Delaware Guarantor”), the guarantor listed on Schedule 2 hereto (the “California Guarantor” and, together with the Delaware Guarantor, the “Covered Guarantors”) and the guarantors listed on Schedule 3 hereto (the “Other Guarantors”) (together with the Covered Guarantors, the “Guarantors” and, together with the Company, the “Companies”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Companies’ Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time of an indeterminate amount of (i) debt securities by the Company (the “Debt Securities”); (ii) common stock by the Company (the “Common Stock”); (iii) warrants by the Company (the “Warrants”), (iv) share purchase contracts by the Company (the “Share Purchase Contracts”), (v) units by the Company (the “Units”) and (vi) guarantees of the Debt Securities by the Guarantors (the “Guarantees” and, together with the Debt Securities, Common Stock, Warrants, Share Purchase Contracts and Units, the “Securities”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement on Form S-3, filed by the Companies on June 5, 2020 (the “Registration Statement”), including the prospectus, dated June 5, 2020, which forms a part of the Registration Statement; (ii) the Certificate of Incorporation of the Company; (iii) the Form of Indenture (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of each of the Company and the Covered Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion

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that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of each of the Company and the Covered Guarantors.  We have also assumed that New York law is the governing law of any Warrants, Share Purchase Contracts and Units.

Based on and subject to the foregoing, we advise you that in our opinion:

1.         Debt Securities.  Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Debt Securities are offered or issued as contemplated by the Registration Statement; (ii) the Trustee, when appointed, will validly exist and have the requisite corporate power to enter into and perform its obligations under the Indenture and any supplemental indenture relating to the Debt Securities; (iii) the Indenture, including any applicable supplemental indenture thereto, will have been qualified under the Trust Indenture Act of 1939, as amended; (iv) the Indenture and any supplemental indenture will have been duly authorized, executed and delivered by all parties thereto; (v) the issuance (including the execution, delivery and performance thereof) and terms of the Debt Securities and the terms of the offering and sale thereof will have been duly authorized; (vi) the terms of the Debt Securities and their issuance and sale will have been duly established in conformity with the Indenture and any supplemental indenture thereto and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (vii) the Indenture and any supplemental indenture will constitute legal, valid and binding obligations of the Trustee, enforceable against it in accordance with their terms; (viii) the Debt Securities will have been duly executed and authenticated in accordance with the Indenture and any supplemental indenture and issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; (ix) the Debt Securities, the Indenture and any supplemental indenture are governed by New York law; and (x) the Company has received the consideration therefor, then such Debt Securities (including any Debt Securities issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.         Common Stock.  Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Common Stock is offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of the Common Stock and the terms of the offering and sale thereof have been duly authorized; (iii) the terms of the Common Stock and its issuance and sale will have been duly established in conformity with the Certificate of Incorporation of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction

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over the Company; (iv) the Common Stock has been issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; and (v) the Company has received the consideration therefor, then such Common Stock (including any Common Stock issuable upon conversion, exercise or exchange of any Securities) will be validly issued, fully paid and nonassessable.

3.         Warrants.  Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Warrants are offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Warrants and the terms of the offering thereof have been duly authorized; (iii) the terms of such Warrants to be issued under any warrant agreement and/or warrant certificate, as applicable, and the terms of the offering and sale thereof have been duly authorized; (iv) the terms of such Warrants and their issuance and sale will have been duly established in conformity with such any warrant agreement and/or warrant certificate and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (v) such Warrants have been duly executed in accordance with such any warrant agreement and/or warrant certificate and issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Warrants (including any Warrants issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

4.         Share Purchase Contracts.  Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Share Purchase Contracts are offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Share Purchase Contracts and the terms of the offering thereof have been duly authorized; (iii) the terms of such Share Purchase Contracts to be issued under any agreements, relating thereto, and the terms of the offering and sale thereof have been duly authorized; (iv) the terms of such Share Purchase Contracts and their issuance and sale will have been duly established in conformity with any such agreement relating thereto and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (v) such Share Purchase Contracts have been duly executed in accordance with any agreement relating thereto and issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Share Purchase Contracts (including any Share Purchase Contracts

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issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

5.         Units.  Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Units are offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Units and the terms of the offering thereof have been duly authorized; (iii) the terms of such Units to be issued under any unit agreement and/or unit certificate, as applicable, and the terms of the offering and sale thereof have been duly authorized; (iv) the terms of such Units and their issuance and sale will have been duly established in conformity with such any unit agreement and/or unit certificate and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (v) such Units have been duly executed in accordance with such any unit agreement and/or unit certificate and issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Units (including any Units issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

6.         Guarantees.  Assuming (i) each of the Other Guarantors validly exists and has the requisite corporate power and authority to issue the Guarantees and to execute, deliver and perform its obligations under the Guarantees, (ii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Guarantees are offered or issued as contemplated by the Registration Statement; (iii) the Trustee, when appointed, will validly exist and have the requisite corporate power to enter into and perform its obligations under the Indenture and any supplemental indenture relating to the Debt Securities and the Guarantees; (iv) the Indenture, including any supplemental indenture thereto, containing the Guarantees will have been qualified under the Trust Indenture Act of 1939, as amended; (v) the Indenture and any supplemental indenture containing the Guarantees will have been duly authorized, executed and delivered by all parties thereto; (vi) the issuance (including the execution, delivery and performance thereof) and terms of the Debt Securities and the Guarantees and the terms of the offering and sale thereof will have been duly authorized; (vii) the terms of the Debt Securities and the Guarantees and their issuance and sale will have been duly established in conformity with the Indenture and any supplemental indenture thereto and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on any of the Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over any of the Guarantors; (viii) the Indenture and any supplemental indenture containing the Guarantees will constitute legal, valid and binding obligations of the Trustee, enforceable against it

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in accordance with their terms; (ix) the Debt Securities will have been duly executed and authenticated and the Debt Securities and Guarantees will have been issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; (x) the Debt Securities and the Indenture and any supplemental indenture containing the Guarantees are governed by New York law; and (xi) the Company and/or the Guarantors has received the consideration therefor, then such Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms.

The opinions expressed above with respect to validity, binding effect and enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the corporate laws of the State of California, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the incorporation by reference of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.  In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

Schedule 1

Delaware Guarantor

Core-Mark International, Inc.

Schedule 2

California Guarantor

Core-Mark Interrelated Companies, Inc.

Schedule 3

Other Guarantors

Core-Mark Midcontinent, Inc.

Core-Mark Distributors, Inc.